Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	For additional	Jim Sabourin
	information contact:	Vice President, Corporate Communications

Mary Clarke (MC) Guenther Manager Media Relations

423.294.6300 Toll free: 866-750-UNUM (8686)

UnumProvident Elects Two Directors

Pamela H. Godwin and Gloria Cordes Larson Join Board

CHATTANOOGA, Tenn. (Nov. 29, 2004) – UnumProvident Corporation (NYSE:UNM) today announced that following a search undertaken by its Governance Committee, the company’s board of directors has elected Pamela H. Godwin and Gloria Cordes Larson to the Board of Directors of UnumProvident.

With the election of these individuals, UnumProvident has added five directors to its board since August 1, 2004. The company’s board now has 13 directors.

Ms. Godwin has been president of Change Partners, Inc., a consulting firm specializing in organizational change and growth initiatives, since 2001. From 1999 to 2001, she was president and chief operating officer of the personal lines agency division of GMAC Insurance. Previously, she was senior vice president of customer management for the credit card division of Advanta Corporation and president and chief operating officer of Academy Insurance Group, a unit of Providian Corporation. From 1974 to 1988, she held a number of executive positions within Colonial Penn Group, Inc., including senior vice president of property/casualty claims. Ms. Godwin is a chartered property/casualty underwriter and holds a bachelor’s degree from Pennsylvania State University.

Ms. Larson is currently co-chairperson of the governmental practices group for Foley Hoag LLP in Boston. Prior to joining Foley Hoag, she was secretary of economic affairs for the Commonwealth of Massachusetts from 1993 to 1996 and secretary of consumer affairs and business regulation from 1991 to 1993. Before joining the Commonwealth of Massachusetts, she was deputy director of consumer protection for the Federal Trade Commission and an attorney in private practice. Ms. Larson graduated from Vassar College and earned her law degree at the University of Virginia. She is a member of the board of directors of KeySpan Corporation and RSA Security.

“Pamela and Gloria are both outstanding and respected leaders, and we are very fortunate to have them join the UnumProvident board of directors,” said Thomas R. Watjen, president and chief executive officer. “With the addition of these two individuals, our board gains valuable insurance industry and regulatory insight, while strengthening its capabilities in the area of corporate governance. I am very confident that they will make significant contributions toward the future success of UnumProvident.”

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About UnumProvident

UnumProvident is the largest provider of group and individual disability income protection insurance in North America. Through its subsidiaries, UnumProvident Corporation insures more than 25 million people and paid $5.7 billion in total benefits to customers in 2003. With primary offices in Chattanooga, Tenn., and Portland, Maine, the company employs approximately 12,500 people worldwide. For more information, visit www.unumprovident.com.

Safe Harbor agreement

A “safe harbor” is provided for “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Statements in this press release, which are not historical facts, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include such general matters as general economic or business conditions; events or consequences relating to terrorism and acts of war; competitive factors, including pricing pressures; legislative, regulatory, or tax changes; and the interest rate environment. More specifically, they include fluctuations in insurance reserve liabilities, projected new sales and renewals, persistency rates, incidence and recovery rates, pricing and underwriting projections and experience, retained risks in reinsurance operations, availability and cost of reinsurance, level and results of litigation, rating agency actions, regulatory actions, negative media attention, the level of pension benefit costs and funding, investment results, including credit deterioration of investments, and effectiveness of product and customer support. For further information of risks and uncertainties that could affect actual results, see the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2003 and subsequently filed Form 10-Qs. The forward-looking statements are being made as of the date of this press release and the Company expressly disclaims any obligation to update any forward-looking statement contained herein.